                                                                     EXHIBIT 3.1



                    CERTIFICATE OF ELIMINATION WITH RESPECT
                        TO THE SERIES A PREFERRED STOCK
                                       OF
                            HOLLYWOOD THEATERS, INC.
                           PURSUANT TO SECTION 151(g)


         In accordance with Section 151(g) of the General Corporation Law of the State of Delaware, Hollywood Theaters, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions with respect to its Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") were duly adopted by the Corporation's Board of Directors:

                 WHEREAS, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, the Corporation duly filed a Restated Certificate of Incorporation on June 21, 1995 and a Certificate of Designation on June 22, 1995 with respect to its Series A Preferred Stock; and

                 WHEREAS, there are no shares of Series A Preferred Stock outstanding, nor will any be issued subject to the Certificate of Designation.

                 NOW, THEREFORE, BE IT RESOLVED, that no shares of the Corporation's Series A Preferred Stock are outstanding and no shares of the Series A Preferred Stock will be issued subject to the Certificate of Designation previously filed with respect to the Series A Preferred Stock; and

                 RESOLVED, that the officers of the Corporation are hereby authorized and empowered to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Corporation's certificate of incorporation all matters set forth in the Certificate of Designation with respect to the Series A Preferred Stock.

                 IN WITNESS WHEREOF, Hollywood Theaters, Inc. has caused this certificate to be executed by the undersigned this 7th day of August, 1997.


                                        HOLLYWOOD THEATERS, INC.



                                        By:   /s/ James R. Featherstone
                                           -------------------------------------
                                                  James R. Featherstone
                                                  Vice President and Chief
                                                  Financial Officer

                     CERTIFICATE OF OWNERSHIP AND MERGER OF
                      FOREIGN SUBSIDIARY CORPORATION INTO
                          DOMESTIC PARENT CORPORATION



         Pursuant to the provisions of Section 253 of the Delaware General Corporation Law ("DGCL"), the undersigned domestic corporation adopts the following Certificate of Ownership and Merger for the purpose of merging one of its subsidiary corporations into itself:


         1.      Hollywood Theaters, Inc., a Delaware corporation
("Hollywood"), owns 105,001 shares of Common Stock, no par value per share, of Escape Theatres, Inc., a Texas corporation ("Escape"), which shares constitute all of the issued and outstanding shares of each class of capital stock of Escape.

         2. A copy of the resolutions adopted by the Board of Directors of Hollywood to merge Escape into Hollywood is attached hereto as Exhibit A.
Such resolutions were adopted as of July 23, 1997, and remain in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been duly executed on July 23, 1997.


                                        HOLLYWOOD THEATERS, INC.


                                        By:   /s/ Jackie Lynn McClure
                                           -------------------------------------
                                           Jackie Lynn McClure, Assistant
                                           Secretary

                             CERTIFICATE OF MERGER

                                       OF

                          TRANS-TEXAS AMUSEMENTS, INC.
                             (A TEXAS CORPORATION)

                                      AND

                           TRANS TEXAS THEATRES, INC.
                             (A TEXAS CORPORATION)


                                 WITH AND INTO

                            HOLLYWOOD THEATERS, INC.
                            (A DELAWARE CORPORATION)


                 This CERTIFICATE OF MERGER (the "Certificate") is being executed and filed pursuant to Sections 252 and 103 of the Delaware General Corporation Law (the "DGCL"). The undersigned, Hollywood Theaters, Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

                 FIRST:   The name and state of incorporation of each of the
         constituent corporations are as follows:

                          Name                                      State of Incorporation
                          ----                                      ----------------------
                          Trans-Texas Amusements, Inc.              Texas
                          Trans Texas Theatres, Inc.                Texas
                          Hollywood Theaters, Inc.                  Delaware


                 SECOND: An Agreement and Plan of Merger (the "Agreement and Plan of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252 of the DGCL.

                 THIRD:   The surviving corporation of the merger is Hollywood
         Theaters, Inc., a Delaware corporation, which shall continue in existence under the name "Hollywood Theaters, Inc."

                 FOURTH: The Certificate of Incorporation in effect for Hollywood Theaters, Inc. immediately prior to the merger shall be the Certificate of Incorporation for the surviving corporation.

                 FIFTH:   The executed Agreement and Plan of Merger is on file
         at the principal place of business of the Corporation, which is located at 2911 Turtle Creek Blvd., Suite 1150, Dallas, Texas 75219. The Corporation will furnish to any stockholder of a constituent corporation, upon request and without cost, a copy of the Agreement and Plan of Merger.

                 SIXTH:   The authorized capital stock of Trans-Texas
         Amusements, Inc., a Texas corporation, consists of 10,000 shares of common stock, without par value. The authorized capital stock of Trans Texas Theatres, Inc., a Texas corporation, consists of 10,000 shares of common stock, without par value.

                 IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of July 10, 1995.


                                        HOLLYWOOD THEATERS, INC.


                                        By:  /s/ Thomas W. Stephenson, Jr.
                                           -------------------------------------
                                               Thomas W. Stephenson, Jr.
                                               President

                            HOLLYWOOD THEATERS, INC.

               Certificate of Designation, Preferences and Rights
                        of Preferred Stock by Resolution
                    of the Board of Directors Providing for
                      Issue of Preferred Stock Designated
                           "Series A Preferred Stock"

                            Pursuant to Section 151
                                     of the
                General Corporation Law of the State of Delaware


                 HOLLYWOOD THEATERS, INC. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, does hereby certify that:

                 The Board of Directors of the Corporation has duly adopted resolutions providing for the issuance of a series of Preferred Stock to be designated "Series A Preferred Stock" in accordance with the provisions of Sections 151 of the General Corporation Law of the State of Delaware. These resolutions are as follows:


                            SERIES A PREFERRED STOCK

                 RESOLVED, that the Board of Directors of the Corporation, pursuant to the authority conferred upon it by the Certificate of Incorporation, does hereby create and provide for the issue of a series of the Preferred Stock, par value $.01 per share, of the Corporation and does hereby fix and herein state the designation, preferences and relative and other special rights of such series, and the qualifications, limitations and restrictions thereof, as follows:

                 1.        Designation and Amount.  There is hereby created a
series of Preferred Stock designated as "Series A Preferred Stock."   The
number of shares constituting such series shall be 1,000. Such number of shares may be increased or decreased from time to time by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such series then issued and outstanding, plus the number of shares of such series reserved for issuance upon the exercise of outstanding rights, options or warrants or upon the conversion or exchange of outstanding securities issued by the Corporation.

                 2. Voting Rights. Except as may be provided under applicable law, the holders of Series A Preferred Stock shall not be entitled to vote on the election of directors of the Corporation or any other matter submitted to a vote of the stockholders of the Corporation.

                 3. Dividends. The holders of Series A Preferred Stock shall not be entitled to receive any dividends thereon.

                 4.       Liquidation.   Each share of Series A Preferred Stock
shall rank prior to each share of Junior Stock with respect to the distribution of assets upon a Liquidation. In the event of any Liquidation, each holder of a share of Series A Preferred Stock shall be entitled to receive, before any distribution shall be made to the holders of Junior Stock, an amount per share equal to $1,000.00 (the "Series A Liquidation Preference"). In the event that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference to all holders of outstanding shares of Series A Preferred Stock, then the remaining assets of the Corporation shall be distributed to the holders of this series in proportion to the Series A Liquidation Preferences of the shares of Series A Preferred Stock held by them. After payment shall have been made in full to the holders of the Series A Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock according to their respective rights.

                 5.       Redemption.

                 (a) Mandatory. Provided that the Corporation may then redeem shares of Series A Preferred Stock in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, and provided that the Corporation is not then in default under any agreement with respect to indebtedness for borrowed money and such redemption would not cause such a default, the Corporation shall redeem shares of Series A Preferred Stock by paying a redemption price in cash in an amount per share equal to the Series A Liquidation Preference upon (i) the sale or other disposition of all or substantially all of the assets of the Corporation;(ii) the merger or consolidation of the Corporation with or into any other corporation wherein, after giving effect to such merger or consolidation, (A) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity is then beneficially owned in the aggregate by (x) the stockholders of the Corporation immediately prior to such merger or consolidation or, (y) if a record date has been set to determine the stockholders of the Corporation entitled to vote with respect to such merger or consolidation, the stockholders of the Corporation as of such record date and (B) any Person or group, other than the Control Group, has become the direct or indirect beneficial owner of more than 50% of the total voting power of the voting stock of the surviving or resulting entity; or (iii) the payment of any dividend or distribution in respect of shares of Junior Stock. For purposes of this Section 5(a), the terms "person," "group" and "beneficial owner" are used as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

                 (b) Optional. At any time and from time to time, the Corporation may, at its sole option by resolution of the Board of Directors, call for redemption and redeem all or any part of the then outstanding shares of Series A Preferred Stock by paying a redemption price in cash in an amount per share equal to the Series A Liquidation Preference; provided, that, if less than all of the then outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be allocated pro rata among the holders of Series A Preferred Stock in proportion to the number of shares held by them.

                 (c) Notice. At least 20 days prior to the redemption of any shares of Series A Preferred Stock, the Corporation shall transmit notice to each holder of record of the shares of Series A Preferred Stock to be redeemed at such holder's address set forth in the stock records of the Corporation. Such notice shall also state the date fixed for redemption (the "Redemption Date") and the redemption price and shall call upon the holder to surrender to the Corporation on the Redemption Date at the place designated in the notice such holder's certificate or certificates representing shares of Series A Preferred Stock to be redeemed. On or after the Redemption Date, each holder of shares of Series A Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice in exchange for payment of the redemption price. If funds legally available for such purpose are not sufficient for the redemption of the shares of Series A Preferred Stock called for redemption, or if the Corporation is then or would as a result of such redemption be in default under any agreement with respect to indebtedness for borrowed money, then the certificates representing shares of Preferred Stock surrendered of redemption shall be deemed not to be surrendered and such shares shall remain outstanding. If such notice of redemption shall have been duly given, and if on the Redemption Date funds necessary for the redemption shall be available therefor and the Corporation may otherwise redeem shares of Series A Preferred Stock pursuant to this
         Section 5, then, notwithstanding that any certificate evidencing shares of Series A Preferred Stock called for redemption shall not have been surrendered, the shares so called for redemption and represented by such certificate shall be deemed to be no longer outstanding and, except for the right of the holder thereof to receive the redemption price (without interest) upon surrender of such certificate, all rights with respect to the shares so called for redemption shall forthwith cease and terminate as of the Redemption Date.

                 6.       Amendment.   So long as any share or shares of Series
A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock at the time outstanding, voting separately as a class, amend, alter or repeal any of the rights, preferences or powers of the holders of shares of Series A Preferred Stock so as to affect adversely any such rights, preferences or powers.

                 7. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions set forth herein.

                 8. Certain Definitions. As used in the foregoing resolutions, the terms set forth below shall have the following respective meanings:

                 "Control Group" means the Persons, other than Hollywood Theater Holdings, Inc., who are the original parties to that certain Stockholders' Agreement to be entered into among Hollywood Theater Holdings, Inc. and the Persons to whom shares of Series A Preferred Stock, par value $.01 per share, of Hollywood Theater Holdings, Inc. are first issued.

                 "Junior Stock" means Common Stock, par value $.01 per share, of the Corporation and any other class or series of capital stock of the Corporation that ranks junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon a Liquidation.

                 "Liquidation" means any liquidation, dissolution or winding up of the affairs of the Corporation; provided, however, that a merger or consolidation of the Corporation into or with another corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this definition.

                 "Person" means any individual, corporation, estate, trust, association, company, partnership, joint venture or other entity or organization.

                 "Preferred Stock" has the meaning set forth in the Certificate of Incorporation of the Corporation, as amended from time to time.

                 IN WITNESS WHEREOF, Hollywood Theaters, Inc. has caused this Certificate to be executed by the undersigned this 21st day of June, 1995.


                                        HOLLYWOOD THEATERS, INC.



                                        By:  /s/ Thomas W. Stephenson, Jr.
                                           -------------------------------------
                                               Thomas W. Stephenson, Jr.
                                               President

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HOLLYWOOD THEATERS, INC.

                       UNDER SECTIONS 241 AND 245 OF THE
                        DELAWARE GENERAL CORPORATION LAW


                 HOLLYWOOD THEATERS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby adopts this Amended and Restated Certificate of Incorporation that accurately restates and integrates the provisions of the existing Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and further amends the provisions of the Certificate of Incorporation as described below, and does hereby further certify that:

                 The name of the Corporation is Hollywood Theaters, Inc. The Corporation was originally incorporated under the name "AF Acquisition, Inc." The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 1993.

                 The Corporation has not received any payment for any of its stock. The sole director of the Corporation duly adopted the amendments to the Certificate of Incorporation as described herein, in accordance with the provisions of Section 241 and 245 of the General Corporation Law of the State of Delaware.

                 The existing Certificate of Incorporation, as amended by this Amended and Restated Certificate of Incorporation, is hereby superseded by this Amended and Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

                 The text of the Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                 FIRST: The name of the corporation is Hollywood Theaters, Inc. (the "Corporation").

                 SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                 FOURTH:   The total number of shares of all classes of capital
stock which the Corporation shall have authority to issue is 110,000 shares consisting of (i) 10,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), and (ii) 100,000 shares of common stock, par value $.01 per share ("Common Stock").

                 The powers, preferences and rights of each class of capital stock, and the qualifications, limitations and restrictions thereof, are as follows:

                 a. Preferred Stock. Shares of Preferred Stock may be issued in such series as may from time to time be determined by the Board of Directors. Prior to the issuance of a series, the Board of Directors by resolution shall designate the series to distinguish it from any other classes or series of capital stock of the Corporation, shall specify the number of shares to be included in the series and shall fix the powers, preferences and relative, participating, optional or other special rights of the series, and the qualifications, limitations or restrictions thereof. Without limiting the generality of the foregoing, any such resolution of the Board of Directors may set forth the following characteristics of the series:

                 i. the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                 ii. the rate or rates and the date or dates at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable on any other class or classes of capital stock of the Corporation or on any series of Preferred Stock of the Corporation, and whether such dividends shall be cumulative;

                 iii. whether shares of the series shall be convertible into or exchangeable for shares of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate upon the occurrence of such events as the Board of Directors shall determine;

                 iv. whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount and type of consideration payable upon redemption, which amount may vary under different conditions and at different redemption dates;

                 v. whether shares of the series shall have a sinking fund or redemption or purchase account for the redemption or purchase of shares of the series, and if so, the terms, conditions and amount of such sinking fund or redemption or purchase account;

                 vi. the rights of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

                 vii. whether shares of the series shall have voting rights in addition to the voting rights provided by law, which may include
         (a) the right to more or less than one vote per share on any or all matters submitted to a vote of the stockholders of the Corporation and
         (b) the right to vote, as a series by itself or together with any other series of Preferred Stock or together with all series of Preferred Stock as a class or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix (including, but not limited to, the right, voting as a series by itself or together with any other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any series of Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may determine); and

                 viii. any other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof.

Subject to the express terms of any series of Preferred Stock outstanding at any time, the vote or consent of the holders of Preferred Stock of any series shall not be required for the issuance of any other series of Preferred Stock, regardless of whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, on a parity with or junior to the powers, preferences and rights of such outstanding series.

         b.      Common Stock.

         i. Dividends. Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of such holders and subject to any other conditions that may be fixed in accordance with the provisions of paragraph A of this Article FOURTH, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock out of assets which are legally available therefor. Any such dividends shall be distributed among the holders of the Common Stock pro rata in accordance with the number of shares of such stock held by each such holder.

         ii. Liquidation. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and liabilities of the Corporation and after distribution to the holders of Preferred Stock of the amounts fixed in accordance with the provisions of paragraph A of this Article FOURTH, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and
intangible, of whatever kind available for distribution to stockholders.   Any
such distribution shall be made among the holders of Common Stock pro rata in accordance with the number of shares of such stock held by each such holder.

         iii. Voting. Except as may otherwise be required by law or the provisions of any resolution or resolutions adopted by the Board of Directors pursuant to paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on each matter submitted to a vote of the stockholders. Cumulative voting of shares of Common Stock shall not be permitted.

                 FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the grant of such authority shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. The election of directors need not be by written ballot, unless the Bylaws so provide. In addition to the authority and powers hereinabove or by statute conferred upon the directors, the directors are hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law, this Amended and Restated Certificate of Incorporation and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

                 SIXTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended after the date of filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided for herein, shall be limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                 IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of June 20, 1995 in his capacity as sole director of Hollywood Theaters, Inc.


                                        By:  /s/ Thomas W. Stephenson, Jr.
                                           -------------------------------------
                                                Thomas W. Stephenson, Jr.
                                                Sole Director